EXHIBIT B
                                                               ---------
                           /FORM OF RIGHTS CERTIFICATE/

Certificate No. R-                           Rights
                  ------      --------------

NOT EXERCISABLE AFTER THE CLOSE OF BUSINESS ON AUGUST 2, 2009 OR EARLIER IF REDEEMED BY THE COMPANY. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT ONE CENT ($.01) PER RIGHT, ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON (AS SUCH TERM IS DEFINED IN THE RIGHTS AGREEMENT) AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID. [THE RIGHTS REPRESENTED BY THIS RIGHTS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR IS AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT). ACCORDINGLY, THIS RIGHTS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7(e) OF SUCH AGREEMENT.]1

                             RIGHTS CERTIFICATE
                                     OF
                          SEROLOGICALS CORPORATION

      THIS RIGHTS CERTIFICATE (this "Rights Certificate") certifies that
                     , or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of August 2, 1999 (the "Rights Agreement"), between SEROLOGICALS CORPORATION, a Delaware corporation (the "Company"), and STATE STREET BANK & TRUST COMPANY, N.A. (the "Rights Agent"), to purchase from the Company at any time prior to 5:00 P.M. (New York City time) on August 2, 2009 at the office or offices of the Rights Agent, designated for such purpose, or its successors as Rights Agent, one one-thousandth (.001) of a fully paid, non-assessable share of Series B Preferred Stock (the "Preferred Stock") of the Company, at a purchase price of forty-five dollars ($45.00) per one-one thousandth (.001) of a share (the "Purchase Price"), upon presentation and surrender of this Rights Certificate with the Form of Election to Purchase and related Certificate of Assignment duly executed. The Purchase Price shall be paid in cash. The number of Rights evidenced by this Rights Certificate (and the number of shares which may be purchased upon exercise thereof) set forth above, and the Purchase Price per share set forth above, are the number and Purchase Price as of August 25, 1999, based on the Preferred Stock as constituted at such date. Capitalized terms used and not otherwise defined herein shall have the respective meanings given to those terms in the Rights Agreement.

------------------------
1The portion of the legend in brackets shall be inserted only if applicable and shall replace the preceding sentence.



     Upon the occurrence of a Section 11(a)(ii) Event, if the Rights evidenced by this Rights Certificate are beneficially owned by (i) an Acquiring Person or an Affiliate or Associate of any such Acquiring Person,
(ii) a transferee of any such Acquiring Person or Associate or Affiliate of such Acquiring Person who becomes a transferee after such Acquiring Person, Associate or Affiliate becomes such, or (iii) under certain circumstances specified in the Rights Agreement, a transferee of any such Acquiring Person, Associate, or Affiliate who becomes a transferee prior to or concurrently with such Acquiring Person becoming such, such Rights shall become null and void and no holder hereof shall have any right with respect to such Rights from and after the occurrence of such Section 11(a)(ii) Event.

     As provided in the Rights Agreement, the Purchase Price and the number and kind of shares of Preferred Stock or other securities, which may be purchased upon the exercise of the Rights evidenced by this Rights Certificate are subject to modification and adjustment upon the happening of certain events, including Triggering Events.

     This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Rights Agreement. Copies of the Rights Agreement are on file at the above-mentioned office of the Rights Agent and are also available upon written request to the Company.

     This Rights Certificate, with or without other Rights Certificates, upon surrender at the principal office or offices of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of shares (in one one-thousandth (.001) of a share increments) of Preferred Stock as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered shall have entitled such holder to purchase. If this Rights Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

     Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate (A) may be redeemed by the Company at its option at a redemption price of one cent ($.01) per Right in cash or in shares of Common Stock at any time prior to the earlier of the close of business on (i) the tenth day following the Stock Acquisition Date (as such time period may be extended pursuant to the Rights Agreement), and
(ii) the Final Expiration Date (as defined in the Rights Agreement) and
(B) may be exchanged at the election of the Company in whole or in part for shares of the Company's Common Stock, par value one cent ($.01) per share, as provided in the Rights Agreement.

     No fractional shares of Preferred Stock will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one one-thousandth (.001) of a share of Preferred Stock, which may, at the election of the Company, be evidenced by depository receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

     No holder of this Rights Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of shares of Preferred Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or, to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

     This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

     WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.

                                   SEROLOGICALS CORPORATION


                                    By:
                                       ---------------------------------
ATTEST:                             Name:
                                         -------------------------------
By:                                 Title:
  -----------------------------           ------------------------------
Name:
     --------------------------
     Secretary



Countersigned:
By:
   --------------------------------------
Name:
      /Form of Reverse Side of Rights Certificate/





                         FORM OF ASSIGNMENT

             (To be executed by the registered holder if such
              holder desires to transfer the Rights Certificate.)

FOR VALUE RECEIVED,
hereby sells, assigns and transfers unto

            (Please print name and address of transferee)

this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint
                                                   ------------------------
Attorney, to transfer this Rights Certificate on the books of the Within-named Company, with full power of substitution.


Dated:
      ------------------, --------

                                       Signature


Signature Guaranteed:



                        CERTIFICATE OF ASSIGNMENT

     THE UNDERSIGNED hereby certifies by checking the appropriate boxes the following:

     (1)   That the Rights Certificate of Serologicals Corporation,

Certificate No. R-      for               Rights (the "Rights Certificate")
                  -----     -------------

/ / is / / is not being sold, assigned and transferred by or on behalf of a

Person who is or was an Acquiring Person or an Affiliate or Associate of

any such Acquiring Person (as such terms are defined in the Rights
Agreement);

     (2) That after due inquiry and to the best knowledge of the undersigned, it / / did / / did not acquire the Rights evidenced by the Rights Certificate from any Person who is or was an Acquiring Person or an Affiliate or Associate of an Acquiring Person.


Dated:  ,
            -----                      Signature



Signature Guaranteed:




                                  NOTICE
                                  ------

     THE SIGNATURE TO THE FOREGOING ASSIGNMENT AND CERTIFICATE OF

ASSIGNMENT MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THE

RIGHTS CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT

OR ANY CHANGE WHATSOEVER.













         FORM OF ELECTION TO PURCHASE
         ----------------------------
         (To be executed if holder desires to exercise Rights represented by the Rights Certificate.)

TO:  SEROLOGICALS CORPORATION

     THE UNDERSIGNED hereby irrevocably elects to exercise Rights represented by the Rights Certificate of Serological Corporation,

Certificate No. R-     (the "Rights Certificate"), to purchase the shares
                  -----
of Preferred Stock issuable upon the exercise of the Rights (or such other securities of Serologicals Corporation or of any other person which may be

issuable upon the exercise of the Rights) as of this     day of           ,
                                                     ---        ----------
       ,  and requests that certificates for such shares be issued in the
-------
name of and delivered to:
Please insert social security
or other identifying number:
                             ----------------------


                        (Please print name and address)



     If such number of Rights shall not be all the Rights evidenced by the

Rights Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to:
Please insert social security
or other identifying number:
                            -------------------------


                        (Please print name and address)



Dated:           ,
                   -----
                                            Signature

Signature Guaranteed:















                       CERTIFICATE OF ELECTION TO PURCHASE
                       -----------------------------------

     THE UNDERSIGNED hereby certifies by checking the appropriate boxes as follows:

     (1)  That the Rights evidenced by the Rights Certificate of

Serologicals Corporation, Certificate No. R-      (the "Rights
                                            -----
Certificate"), are /  / are /  / not being exercised by or on behalf of a

Person who is or was an Acquiring Person or an Affiliate or Associate of

any such Acquiring Person (as such terms are defined pursuant to the Rights

Agreement); and

     (2)  That after due inquiry and to the best knowledge of the undersigned, it /  / did /  / did not acquire the Rights evidenced by the

Rights Certificate from any Person who is or was an Acquiring Person or an

Affiliate or Associate of an Acquiring Person.

Dated:  ,
           ----                     Signature


Signature Guaranteed:







                                     NOTICE
                                     ------

     THE SIGNATURE TO THE FOREGOING ELECTION TO PURCHASE AND CERTIFICATE OF

ELECTION TO PURCHASE MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE

OF THE RIGHTS CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR

ENLARGEMENT OR ANY CHANGE WHATSOEVER.